Exhibit 99.1

CERECOR INC. CLOSES $5.0 MILLION PRIVATE PLACEMENT

Use of proceeds to advance development of CERC-611 and CERC-501

Annual stockholders meeting to be rescheduled to June 30th, 2017

Baltimore, MD - (Marketwired) - 4/28/2017 - Cerecor Inc. (NASDAQ: CERC), a clinical-stage biopharmaceutical company developing treatments to make a difference in the lives of patients with neurological and psychiatric disorders, today announced the closing of a $5.0 million private placement of common stock, Series A Preferred Stock and warrants pursuant to a securities purchase agreement between Cerecor and Armistice Capital.

“We are very pleased to be working with Armistice, a new institutional investor that sees the value in our assets and the potential in developing them further,” said Dr. Uli Hacksell, President and Chief Executive Officer of Cerecor.

Cerecor expects to use the net proceeds from the private placement to prepare for the initiation of clinical trials for CERC-501 and CERC-611, and for general corporate working capital purposes.  Cerecor expects the net proceeds from the offering along with its existing cash resources to last through 2017.

Pursuant to the terms of the securities purchase agreement, Cerecor sold to Armistice Capital 2,345,715 shares of common stock at a price of $0.35 per share and 4,179 shares of newly created Series A Preferred Stock, which are convertible into 11,940,000 shares of common stock, subject to stockholder approval.  Armistice also received warrants to purchase up to 14,285,715 shares of common stock at an exercise price of $0.40 per share, also subject to stockholder approval.

The Board of Directors has also rescheduled the Cerecor 2017 annual meeting of stockholders to June 30, 2017 to allow its stockholders to vote on the proposal to approve the issuance of common stock upon conversion of the new Series A Preferred Stock and warrants, as required by the rules of The NASDAQ Capital Market, as well as the election of directors and ratification of auditors as previously proposed.  Cerecor will distribute a definitive proxy statement in the coming weeks in connection with the matters to be voted on at the rescheduled annual stockholders meeting.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Cerecor has agreed to file one or more registration statements with the SEC registering the resale of the shares of common stock purchased in the private placement and the shares of common stock underlying the warrants and issuable upon conversion of the Series A Preferred Stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Cerecor

Cerecor is a biopharmaceutical company developing innovative drug candidates to make a difference in the lives of patients with neurological and psychiatric disorders. Cerecor has a portfolio of novel clinical and preclinical compounds that we are developing for a variety of indications.

CERC-501 is a potent and selective kappa opioid receptor antagonist being developed as an adjunctive treatment of major depressive disorder (“MDD”). CERC-501 has been observed to have positive activity in animal models of depression, and it has been generally well tolerated in five human clinical trials. Currently, three externally funded clinical trials are being conducted to evaluate the use of CERC-501 in treating depressive symptoms, stress-related smoking relapse and cocaine addiction. One trial is being conducted under the auspices of the National Institute of Mental Health, the second trial is a collaboration between Cerecor and Yale University with funding from the National Institutes of Health and the third trial is being conducted at Rockefeller University Hospital with funding from a private foundation.

CERC-301 is an oral, NR2B specific N-methyl-D-aspartate (“NMDA”) receptor antagonist being developed as an oral, adjunctive treatment for patients with MDD who are failing to achieve an adequate response to their current antidepressant treatment. We believe CERC-301 has the potential to produce a significant reduction in depression symptoms in a matter of days, as compared to weeks or months with conventional therapies, because it specifically blocks the NMDA receptor subunit 2B. We believe this mechanism of action may provide rapid and significant antidepressant activity without the adverse side effect profile of non-selective NMDA receptor antagonists, such as ketamine.

CERC-611 is a potent and selective Transmembrane AMPA Receptor Regulatory Proteins-γ8-dependent α-amino-3-hydroxy-5-methyl-4-isoxazolepropionic acid receptor antagonist, which we plan to develop as an adjunctive therapy for the treatment of partial-onset seizures with or without secondarily generalized seizures in patients with epilepsy.

Cerecor’ s brain penetrant catechol-O-methyltransferase inhibitors, including CERC-406, are in preclinical development and may have potential procognitive activity.

For more information about the Company and its products, please visit www.cerecor.com or contact Mariam E. Morris, Chief Financial Officer, at (410) 522-8707.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions (including their use in the negative), or by discussions of future matters such as Cerecor’s pursuit of potential strategic alternatives, the development of product candidates or products, potential attributes and benefits of product candidates, the expected timing of the commencement of clinical trials, the expected timing of data from clinical trials, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

Cerecor intends to file a preliminary proxy statement regarding the proposal to approve the issuance of common stock upon conversion of the new Series A Preferred Stock and warrants, as well as the election of directors and ratification of auditors, and it intends to mail a definitive proxy statement to its stockholders regarding these proposals. Investors and stockholders of Cerecor are urged to read the definitive proxy statement when it becomes available because it will contain important information about Cerecor and the various proposals. Investors and stockholders may obtain a free copy of the definitive proxy statement (when it is available) and all of Cerecor’s annual, quarterly and current reports at the SEC’s web site at www.sec.gov. A free copy of the definitive proxy statement and all of Cerecor’s annual, quarterly and current reports may also be obtained from Cerecor.  Cerecor and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Cerecor’s stockholders in favor of the various stockholder proposals. Information regarding the security ownership and other interests of Cerecor’s executive officers and directors will be included in the definitive proxy statement.